Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26442) of Phelps Dodge Corporation of our report dated June 29, 2006 relating to the financial statements of the Phelps Dodge Employee Savings Plan, which appears in this Form 11-K.
/s/PricewaterhouseCoopers LLP
Phoenix, Arizona
June 29, 2006